EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber, and Eugene M. Bullis, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the "Company") and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ Frederick H. Eppinger, Jr.	President, Chief Executive Officer and Director	February 25, 2008
Frederick H. Eppinger, Jr.

/s/ Eugene M. Bullis	Executive Vice President, Chief	February 25, 2008
Eugene M. Bullis	Financial Officer and Principal Accounting Officer

/s/ Michael P. Angelini	Chairman of the Board	February 25, 2008
Michael P. Angelini

/s/ P. Kevin Condron	Director	February 25, 2008
P. Kevin Condron

/s/ Neal F. Finnegan	Director	February 25, 2008
Neal F. Finnegan

/s/ David J. Gallitano	Director	February 25, 2008
David J. Gallitano

/s/ Gail L. Harrison	Director	February 25, 2008
Gail L. Harrison

/s/ Wendell J. Knox	Director	February 25, 2008
Wendell J. Knox

/s/ Robert J. Murray	Director	February 25, 2008
Robert J. Murray

/s/ Joseph R. Ramrath	Director	February 25, 2008
Joseph R. Ramrath